Item 77C

Registrant incorporates by reference Registrant's Proxy Statement dated June 2002, filed on June 12, 2002 (Accession No. 0000950169-02-000184).

Registrant incorporates by reference Registrant's Semi-annual Report as of November 30, 2002, filed on January 29, 2003 (Accession No.
0000088053-03-000058) which details the matters proposed to shareholders and the shareholder votes cast.